UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 20, 2014

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 367-1983

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On July 20, 2014, Compressco Partners Sub, Inc., a Delaware corporation (the “Purchaser”) and direct wholly owned subsidiary of Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), and a consolidated subsidiary of TETRA Technologies, Inc., a Delaware Corporation (“TETRA”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Warren Equipment Company, a Delaware corporation (the “Seller”), pursuant to which the Seller agreed to sell all of the issued and outstanding capital stock of Compressor Systems, Inc., a Delaware corporation (“CSI”), to the Purchaser in exchange for $825.0 million in cash consideration, subject to customary purchase price adjustments (the “CSI Acquisition”).

The Stock Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The CSI Acquisition is subject to customary closing conditions and is expected to close on August 4, 2014 or such other time as the parties may mutually agree. However, there can be no assurance that all of the conditions to closing will be satisfied.

The Partnership has provided a guaranty of the obligations of the Purchaser under the Stock Purchase Agreement as further described below under “Guaranty.”

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference. The Stock Purchase Agreement contains representations and warranties that the parties to the Stock Purchase Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Stock Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Stock Purchase Agreement or as of such other date or dates as may be specified in the Stock Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

It is currently expected that the Partnership will finance the CSI Acquisition from the following sources: (i) a registered offering (the “Common Units Offering”) for estimated gross proceeds of approximately $400 million of the Partnership’s common units representing limited partner interests (“Common Units”), (ii) a private offering of $350 million in aggregate principal amount of its senior notes due 2022 (the “Notes Offering”) and (iii) initial borrowings under a new revolving credit facility to be established prior to the closing of the CSI Acquisition.

Also, in connection with the CSI Acquisition, the Partnership and Compressco Partners GP, Inc., a Delaware corporation and the general partner of the Partnership (the “General Partner”), have entered into a commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for alternative financing in the event that either the Common Units Offering or the Notes Offering is not consummated or is not consummated in full.

In the event the Common Units Offering is not consummated for gross proceeds of at least $350 million, (i) TETRA has committed to directly or indirectly contribute to the General Partner up to $75 million in cash (the “Parent GP Contribution”), which funds would in turn be used by the General Partner to make an equity investment in the Partnership in exchange for Common Units, (ii) pursuant to the Debt Commitment Letter, the General Partner, has received commitments for up to $175 million (and not less than $75 million) of senior secured loans under a term loan facility (the “GP Term Loan Facility” and such senior secured loans being the “GP Term Loans”), with the proceeds of such GP Term Loans in turn being used by the General Partner to make an additional equity investment in Common Units (the “GP Equity Investment”) and (iii) pursuant to the Debt Commitment Letter, the Partnership has received a commitment of $100 million of senior unsecured loans under a bridge facility (the “LP Bridge Facility”) provided to the Partnership as borrower (such senior loans being the “LP Bridge Loans”). The Parent GP Contribution and the GP Equity Investment are further described below under “Contribution Agreement.”

Pursuant to the Debt Commitment Letter, the Partnership has also received a commitment for an additional $350 million in LP Bridge Loans (representing an aggregate LP Bridge Facility Commitment of $450 million) that could be drawn down in the event the Partnership does not receive gross proceeds of at least $350 million from Notes Offering.

Guaranty

Concurrently with the execution of the Stock Purchase Agreement, the Partnership entered into a guaranty (the “Guaranty”) in favor of the Seller pursuant to which the Partnership will guarantee the payment, observance, performance and discharge of the Purchaser’s obligations under the Stock Purchase Agreement in accordance with the terms of the Stock Purchase Agreement and the Guaranty.

The foregoing description of the Guaranty and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Guaranty, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Contribution Agreement

On July 20, 2014, in connection with the execution of the Debt Commitment Letter, the Partnership entered into a Contribution and Unit Purchase Agreement (the “Contribution Agreement”) with the General Partner and TETRA. Pursuant to the terms of the Contribution Agreement, (i) to the extent required as a condition to the funding of the GP Term Loan under the GP Term Loan Facility, TETRA will contribute the Parent GP Contribution to the General Partner and (ii) following the receipt by the General Partner of the cash proceeds from one or both of the GP Term Loans or the Parent GP Contribution, the Partnership will sell, and the General Partner will purchase, a number of Common Units equal to (a) the cash proceeds from the Parent GP Contribution and the GP Term Loans (i.e., up to $250.0 million), divided by (b) an amount equal to the average closing price of a Common Unit (as reported by the NASDAQ Stock Market) for the five business days ending at the close of business on the third business day prior to the date on which the transactions contemplated by the Contribution Agreement are consummated (the “Per Unit Purchase Price”). In the event that any Common Units are purchased in connection with the Common Units Offering, the Per Unit Purchase Price will be equal to the price at which a Common Unit is sold in the Common Unit Offering (less discounts and commissions to be paid to any underwriter). Unless the Common Units are purchased in the Common Unit Offering, the purchased Common Units are not required to be registered under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

TETRA, the General Partner and the Partnership are only obligated to consummate the transactions contemplated by the Contribution Agreement to the extent required as a condition to the funding and extension of either the GP Term Loans or the LP Bridge Loans in which event the closing would occur simultaneously with the funding thereof.

The Contribution Agreement was previously approved by the conflicts committee of the Board of Directors of the General Partner (the “Board”), which is comprised entirely of directors meeting the independence standards of the NASDAQ Stock Market and the Securities and Exchange Act of 1934, as amended. The conflicts committee of the Board retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference. The Contribution Agreement contains representations and warranties that the parties to the Contribution Agreement made solely for the benefit of each other. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii)

were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 7.01	Regulation FD Disclosure.

Press Release Announcing Entry into the Stock Purchase Agreement

On July 20, 2014, TETRA issued a press release announcing that the Purchaser had entered into the Stock Purchase Agreement disclosed under the heading “Stock Purchase Agreement” in Item 1.01 hereof. A copy of this press release is furnished as Exhibit 99.1 and incorporated herein by reference.

CSI Information and Recent Developments

In connection with the CSI Acquisition, we are furnishing (i) business, MD&A and other information relating to CSI as set forth in Exhibit 99.2 and (ii) recent developments relating to the Partnership’s business and the CSI business in Exhibit 99.3. In connection with the CSI Acquisition, the Partnership has made available pro forma financial information, as Exhibit 99.5, and CSI’s historical financial statements, as Exhibit 99.6, to the Partnership’s Current Report on Form 8-K filed on July 20, 2014.

The information in this Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by TETRA in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of TETRA. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in TETRA’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”). TETRA undertakes no obligation to update or revise any forward-looking statement to reflect new information or events. Forward-looking statements in this Current Report on Form 8-K relate to, among other things, the closing of the CSI Acquisition. In addition to the risks and uncertainties set forth in TETRA’s SEC filings, the forward-looking statements set forth herein could be affected by, among other things, (i) conditions to the closing of the CSI Acquisition not being satisfied, (ii) problems arising during the integration of CSI into the Partnership’s business and (iii) the inability to achieve expected synergies or unexpected delays in achieving such synergies.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of July 20, 2014, by and between Warren Equipment Company and Compressco Partners Sub, Inc.

10.1	Guaranty, dated July 20, 2014, by Compressco Partners, L.P. in favor of Warren Equipment Company.

10.2	Contribution and Unit Purchase Agreement, dated as of July 20, 2014, by and among Compressco Partners, L.P., Compresso Partners GP, Inc. and TETRA Technologies, Inc.

99.1	Press Release, dated July 20, 2014, announcing entrance into the Stock Purchase Agreement.

99.2	Compressor Systems, Inc. Business and Compressor Systems, Inc.’s Management’s Discussion and Analysis of Results of Operations.

99.3	Compressco Partners, L.P. and Compressor Systems, Inc. Recent Developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

Date: July 20, 2014	By:	/s/ Bass C. Wallace
Bass C. Wallace
Sr. Vice President & General Counsel

EXHIBIT INDEX

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of July 20, 2014, by and between Warren Equipment Company and Compressco Partners Sub, Inc.

10.1	Guaranty, dated July 20, 2014, by Compressco Partners, L.P. in favor of Warren Equipment Company.

10.2	Contribution and Unit Purchase Agreement, dated as of July 20, 2014, by and among Compressco Partners, L.P., Compresso Partners GP, Inc. and TETRA Technologies, Inc.

99.1	Press Release, dated July 20, 2014, announcing entrance into the Stock Purchase Agreement.

99.2	Compressor Systems, Inc. Business and Compressor Systems, Inc.’s Management’s Discussion and Analysis of Results of Operations.

99.3	Compressco Partners, L.P. and Compressor Systems, Inc. Recent Developments.